UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PRUSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 4, 2013

INTERPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

1-35267	75-1549797
(Commission File Number)	(IRS Employer Identification No.)

2901 North Dallas Parkway, Suite 200, Plano, Texas	75093
(Address of Principal Executive Offices)	(Zip Code)

(214) 654-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2013, Interphase Corporation entered into Amended and Restated Employment, Confidentiality, and Non-Competition Agreements with its executive team, including James W. Gragg Vice President of Operations and Fulfillment; Randall E. McComas, Vice President of Global Sales and Customer Support; and Yoram Soloman Vice President of Corporate Strategy & Business Development.  These agreements were revised and amended in a manner intended to take into account the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 – Amended and Restated Employment, Confidentiality, and Non-Competition Agreement with Mr. James W. Gragg

Exhibit 10.2 – Amended and Restated Employment, Confidentiality, and Non-Competition Agreement with Mr. Randall E. McComas

Exhibit 10.3 – Amended and Restated Employment, Confidentiality, and Non-Competition Agreement with Mr. Yoram Soloman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interphase Corporation

	By:	/s/ Thomas N. Tipton, Jr.
Date: April 9, 2013	Title:	Chief Financial Officer, Secretary
Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit 10.1 – Amended and Restated Employment, Confidentiality, and Non-Competition Agreement with Mr. James W. Gragg

Exhibit 10.2 – Amended and Restated Employment, Confidentiality, and Non-Competition Agreement with Mr. Randall E. McComas

Exhibit 10.3 – Amended and Restated Employment, Confidentiality, and Non-Competition Agreement with Mr. Yoram Soloman